Exhibit 5.1

December 3, 2008

Dillard's, Inc.
1600 Cantrell Road
Little Rock, Arkansas 72201

Re:	Registration Statement on Form S-8
Dillard's, Inc. Retirement Plan Trust

Ladies and Gentlemen:

We have acted as counsel to Dillard's, Inc. (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) for the Dillard's, Inc. Retirement Plan Trust (the “Plan”) being filed under the Securities Act of 1933, as amended (the “Act”), on or about the date of this letter, to register 8,000,000 additional shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued from time to time pursuant to the Plan.

We are familiar with the Registration Statement and the exhibits thereto. We have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as we have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, we have relied upon certificates or statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations, we have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted to us as originals. We have also assumed the conformity to the original of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.	The shares of Common Stock have been duly authorized and, when offered and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

We hereby consent to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ FRIDAY, ELDREDGE & CLARK, LLP